Exhibit 23.2

                        Consent of Independent Auditors

We consent to the incorporation by reference in this Registration Statement of Eagle Point Software Corporation on Form S-8 of our report dated July 30, 1999, appearing in the Annual Report on Form 10-K of Eagle Point Software Corporation for the year ended June 30, 1999.

                                        /s/ Deloitte & Touche LLP

Des Moines, Iowa
March 16, 2000